Exhibit 99.1

NOVAGOLD Reports Major Progress in Advancing Donlin Gold up the Value Chain

▶	Reinforces strong partnership with Donlin Gold's Native Corporation stakeholders

▶	Advances permitting within budget and on schedule, reaching key milestone in preparation of Donlin Gold's preliminary draft Environmental Impact Statement (EIS)

July 9, 2014 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) today released its second quarter financial results and updates for its flagship 50%-owned Donlin Gold project in Alaska and its 50%-owned Galore Creek copper-gold-silver project in British Columbia.

Details of the financial results for the three and six months ended May 31, 2014 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that will be available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In the second quarter 2014, NOVAGOLD reported the following accomplishments:

▶
Donlin Gold secured extension of the Surface Use Agreement with The Kuskokwim Corporation (TKC). The agreement now coincides with the terms of Calista Corporation’s Exploration and Mining Lease and incorporates the projected mine life of Donlin Gold

▶	The U.S. Army Corps of Engineers (the “Corps”), the lead agency for the Donlin Gold EIS, and cooperating agencies’ completed the alternatives identification, a major step in the permitting process

▶	Donlin Gold participated in a number of community-related activities, supporting local youth in leadership endeavors and executing on its workforce development strategy in the region

▶	NOVAGOLD and its partner Teck Resources Limited continued the technical work related to evaluating opportunities to enhance the economics of the Galore Creek project

President’s Message

NOVAGOLD is approaching a half-way mark in Donlin Gold’s anticipated permitting timeline which began in the third quarter of 2012.  In the second quarter of 2014, we continued to make progress on the preparation of the preliminary draft EIS for agency review. Preparation of an EIS under the National Environmental Policy Act (NEPA), which governs the process by which most major projects in the United States are permitted, is considered to be the most time-consuming part of permitting. During the quarter, the Corps and cooperating agencies’ successfully completed the EIS alternatives identification process, establishing a reasonable range of alternatives to be evaluated in the EIS. The alternatives comprise variations on certain mine site facility designs, local transportation options, and power supply options. Preparations of the remaining components of the preliminary draft EIS are well underway and expected to be completed over the next two quarters. This includes the alternatives development and the analysis of their potential environmental impacts. The Corps anticipates that all outstanding environmental baseline data required to complete the EIS will be compiled by the end of the third quarter.  Donlin Gold is working simultaneously with the other permitting agencies on other major permit applications, such as air quality, water discharge and usage, gas pipeline, wetlands and dam safety.  These achievements are a testament to the tremendous amount of work that has gone into permitting to date, and I am very proud of the headway we have made so far.

In early June, we announced that Donlin Gold LLC and TKC reached an updated, long-term agreement extending Donlin Gold's rights to use the surface lands owned by TKC. Now, this important agreement, which covers the mine life of the Donlin Gold project, is in alignment with the duration of the existing Exploration and Mining Lease with the Calista Corporation, owner of the mineral rights to the lands encompassing the Donlin Gold project.  The agreement with TKC sets in place a mutually-beneficial undertaking that will have a far-reaching impact not only on the local communities, but on all of our stakeholders who will participate in the development of this major gold project. Notably, the agreement provides a mechanism for direct compensation to TKC for annual surface use and mine operation. It also gives preference to TKC for certain contracts, hiring and training opportunities to TKC shareholders, as well as funds scholarships for TKC shareholders and their descendants. Furthermore, the agreement includes a coordinated and consultative approach regarding annual project planning, reclamation and the preparation of a subsistence harvest plan for affected surface lands. This agreement represents an important milestone in the advancement of Donlin Gold toward development and production. We truly appreciate our partnership with the Alaska Native Corporations and look forward to a prosperous future for all stakeholders.

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As one of the gold industry’s highest-quality deposits, Donlin Gold will without a doubt provide tremendous economic benefits to its stakeholders for many decades to come. Donlin Gold’s key attributes in terms of size (39 million ounces of gold resources in measured and indicated category), grade (averaging 2.2 grams per tonne), production profile (expected to average greater than 1,000,000 ounces of gold per year for the life of mine) and jurisdictional safety (Alaska is the second largest gold-producing state in the U.S.) make NOVAGOLD a truly institutional quality investment. Furthermore, the project’s significant exploration potential, manifested by the fact that its current mineral endowment covers only three kilometers of the eight-kilometer-long mineralized corridor, provides sufficient indication that Donlin Gold, once built, should provide investors with many years of wealth-generating opportunities.

Over the last three years, we have been focusing on carefully managing our financial resources and ensuring that we have sufficient cash to execute on our objectives to permit the Donlin Gold project. With over $176 million in cash and term deposits at the end of the second quarter, our treasury is more than sufficient to do that and continue to enhance the value of Galore Creek.

Donlin Gold continues to work hand-in-hand with its community partners on workforce development and educational initiatives, local sponsorship activities, as well as village visits. In the second quarter, Donlin Gold partnered with the Kuspuk School District, Alaska Construction Academies, and EXCEL Alaska in sponsoring a youth Academic and Trades Decathlon in Aniak.  At this successful event, 145 students had an opportunity to learn from experts in various trades and competed individually in math, science, geography and keyboarding. During the quarter, the Donlin Gold team continued with its long-standing tradition of community outreach by visiting 10 villages. Town hall meetings were held in each village with a viewing of the Donlin Gold project video, narrated in both English and the local Yup’ik language. In partnership with the State of Alaska and the Yukon-Kuskokwim Health Corporation, Donlin Gold participated in the Kids Don’t Float Campaign distributing personal flotation devices and safety messages to kids along the Yukon-Kuskokwim River. Finally, Donlin Gold continued its support for both the Iron Dog snow machine race and the Iditarod sled dog race, sponsoring two racers in each event. Our camp staff volunteered at the Iditarod's Cripple checkpoint, spending four nights assisting the race crew and mushers as they made their way north to Nome.

At Galore Creek, the drilling results from the 2012 and 2013 programs are being incorporated into a model to advance mine planning and project design. During the quarter, we conducted workshops aimed at initiating a review process to evaluate an integrated plan for mining, waste disposal and water management to enhance the economics of the Galore Creek project. We expect this effort to further improve the value and marketability of the Galore Creek project, which we continue to work on monetizing, in whole or in part, to strengthen our balance sheet and focus primarily on the permitting of Donlin Gold.

As always, we thank our Board of Directors, employees and project teams for sharing a vision and working tirelessly to meet our goals on all fronts. Most importantly, we are forever grateful for the continued interest and support of our shareholders, as well as governments, Native Corporations and First Nations communities of the jurisdictions in which we operate.

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Financial Results	in thousands of U.S. dollars, except for per share amounts
	Three months ended May 31, 2014 $	Three months ended May 31, 2013 $	Six months ended May 31, 2014 $	Six months ended May 31, 2013 $
General and administrative expense (1)	4,640	5,978	12,342	14,994
Share of losses – Donlin Gold	3,131	3,534	5,987	6,528
Share of losses – Galore Creek	485	2,704	1,250	5,193
Depreciation	8	9	18	19
Total operating expenses	8,264	12,225	19,597	26,734

Loss from operations	(8,264)	(12,225)	(19,597)	(26,734)
Other income (expense)	(2,373)	2,392	(1,781)	3,125

Income (loss) for the period	(10,681)	(9,833)	(21,372)	(23,609)
Income (loss) per share, basic and diluted	(0.03)	(0.03)	(0.07)	(0.08)

Cash and term deposits			176,329	214,978
Total assets			555,224	623,821
Total liabilities			113,617	117,139

(1) Includes share-based compensation expense of $1,907 and $1,440 in the second quarter of 2014 and 2013, respectively, and $6,565 and $6,982 in the first six months of 2014 and 2013, respectively.

Loss from operations in the three and six-month periods ending May 31, 2014 decreased 32% and 27%, respectively.  The decrease resulted from lower general and administrative expense and lower losses from equity investments in the Donlin Gold and Galore Creek projects.  General and administrative expense decreased 22% and 18%, respectively, due to lower office rent, professional fees and share-based compensation, partially offset by higher salary costs due to personnel additions in 2013. Our share of losses at the Donlin Gold project decreased by $0.4 million and $0.5 million, respectively, as 2014 activities continued to focus primarily on permitting.  At the Galore Creek project, our share of losses decreased by $2.2 million and $3.9 million, respectively, due to reduced camp activity and mobile equipment being fully depreciated in 2013.

Net loss for the three and six-month periods ending May 31, 2014 were $10.7 million ($0.03 per share) and $21.4 million ($0.07 per share), respectively, compared to $9.8 million ($0.03 per share) and $23.6 million ($0.08 per share), respectively, in 2013. The increase in net loss for the three-month period in 2014 was primarily due to a foreign exchange loss compared to a foreign exchange and valuation of derivative liabilities gain in 2013, partially offset by the reduction in the loss from operations discussed above and lower interest expense. The decrease in net loss for the six-month period in 2014 was primarily due to the reduction in the loss from operations from lower general and administrative expenses and lower losses from equity investments in the Donlin Gold and Galore Creek projects.

Liquidity and Capital Resources

As of May 31, 2014, NOVAGOLD had $176.3 million in cash and term deposits compared to $182.3 million at the beginning of the quarter. The $6.0 million decrease in cash and term deposits in the second quarter was primarily related to funding our share of the Donlin Gold and Galore Creek projects and administrative costs. We have sufficient working capital available to repay the remaining $15.8 million of outstanding Notes due in May 2015, advance the Donlin Gold project through the expected remaining permitting process, as well as fund the current activities to further enhance the value of Galore Creek.

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2014 Outlook

In 2014, we continue to expect to spend approximately $15 million to fund our share of expenditures at the Donlin Gold and Galore Creek projects and $15 million for general and administrative costs, interest, working capital and other corporate purposes.

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss the second quarter results will take place July 10th, 2014 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast: North American callers: International callers: Participant Passcode:	www.novagold.com 1-877-280-4961 1-857-244-7318 87569074

The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days. To access the conference call replay please dial 1-888-286-8010 (North America), or 1-617-801-6888 (International), followed by your Access PIN: 77597886.  For a transcript of the call please email info@novagold.com.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39,000,000 ounces of gold in the measured and indicated resource categories (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Updated Feasibility Study (as defined below), once in production, Donlin Gold should average approximately 1,500,000 ounces of gold per year for the first five full years, followed by decades of more than one million ounces per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately 4 years.  NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study as defined below, once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC with an effective date of November 18, 2011, as amended January 20, 2012  (the “Updated Feasibility Study”).  Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno), Tony Lipiec, P.Eng. Manager Process Engineering (AMEC, Vancouver) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

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Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled "Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study" dated effective July 27, 2011 (the "2011 Pre-Feasibility Study"). The Qualified Persons responsible for the preparation of the independent technical report are Robert Gill, P.Eng., Principal Consultant and Study Manager (AMEC Americas Limited), Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), Gregory Wortman, P. Eng., Technical Director Process (AMEC Americas Limited), Jay Melnyk, P. Eng. (AMEC Americas Limited), and Dana Rogers, P.E., Principal Tunneling Engineer (Lemley International), each of whom are independent "qualified persons" as defined by NI 43-101.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding the 2014; perceived merit of properties; anticipated permitting timeframes; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2013 with the United States Securities and Exchange Commission and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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